EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of December 24, 2015 but effective as of December 1, 2015, is by and among Dais Analytic Corporation, a New York corporation ("Dais"), Open Systems Control, a California corporation (the "Shareholders"), and Synpower Corporation. Ltd., a Hong Kong corporation (the "Company"). Each of the parties to this Agreement is individually referred to herein as a "Party" and collectively as the "Parties."

BACKGROUND

The Company has 800,000 shares of capital stock (the "Company Shares") outstanding, all of which are held by the Shareholders. The Shareholders have agreed to transfer the Company Shares in exchange for an aggregate of (i) US$ 850 and (ii) 1,000,000 shares of Dais's common stock (the "Dais Shares").

The Board of Directors of each of Dais and the Company has determined that it is desirable to affect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I
Exchange of Shares

SECTION 1.01. Exchange by the Shareholders. At the Closing (as defined in Section 1.02), the Shareholders shall sell, transfer, convey, assign and deliver to Dais all of the Company Shares free and clear of all Liens (as defined in Section 2.02) in exchange for an aggregate of (i) US$ 850 and (ii) 1,000,000 shares of Dais Shares.

SECTION 1.02. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement (the "Transactions") shall take place on the Effective Date (as defined below) at such location to be determined by the Company and Dais, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby, as set forth in Article VI herein (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the "Closing Date").

ARTICLE II
Representations and Warranties of the Shareholders

Each Shareholder hereby represents and warrants to Dais, as follows:

SECTION 2.01. Organization, Standing and Power. The Shareholder is duly incorporated or organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Shareholder, a material adverse effect on the ability of the Shareholder to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a "Material Adverse Effect"). The Shareholder represents it has completed the necessary update to its Articles of Incorporation and By-Laws of the Company to reflect the share exchange outlined in this agreement.

Page 1 of 13

SECTION 2.02. Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to its Company Shares, with the right and authority to sell and deliver such Company Shares to Dais as provided herein. The Shareholder, upon placing Cast's shares into the Company, will register Dais as the new owner of such Company Shares with the Hong Kong agency administering organizations of the Company's type. Dais will receive good title to such Company Shares, free and clear of all liens, security interests, pledges, equities, taxes, and claims of any kind, voting trusts, shareholder agreements and other encumbrances (collectively, "Liens") without any ownership, voting, control or other restrictions from any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("Governmental Entity") under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, "Laws").

SECTION 2.03. Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

SECTION 2.04. No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

SECTION 2.05. No Finder's Fee. The Shareholder has not created any obligation for any finder's, investment banker's or broker's fee in connection with the Transactions that the Company or Dais will be responsible for.

SECTION 2.06. Purchase Entirely for Own Account. Dais Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Shareholders has no present intention of selling or otherwise distributing Dais Stock except in compliance with applicable securities laws.

SECTION 2.07. Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Dais.

SECTION 2.08. Non-Registration. The Shareholder understands that the shares of Dais Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder's representations as expressed herein.

SECTION 2.09. Restricted Securities. The Shareholder understands that Dais Stock is characterized as "restricted securities" under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, Dais Stock would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if Dais Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such Dais Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Page 2 of 13

SECTION 2.10. Legends. It is understood that the shares of Dais Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.11. Accredited Investor. The Shareholder is an "accredited investor" within the meaning of Rule 501 under the Securities Act and the Shareholder was not organized for the specific purpose of acquiring Dais Stock

SECTION 2.12. Shareholders Acknowledgment. The Shareholder acknowledges that it has read the representations and warranties of the Company set forth in Article III herein and such representations and warranties are, to the best of his or her knowledge, true and correct as of the date hereof.

ARTICLE III
Representations and Warranties of the Company

The Company and the Shareholders represent and warrant to Dais, except as set forth in a schedule (the "Company Disclosure Schedule"), regardless of whether or not the Company Disclosure Schedule is referenced with respect to any particular representation or warranty, as follows:

SECTION 3.01. Organization, Standing and Power. The Company is duly incorporated or organized, validly existing and in good standing under the laws of Hong Kong and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a "Material Adverse Effect"). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Dais true and complete copies of the articles of incorporation and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the "Company Charter Documents").

SECTION 3.02. Capital Structure. The authorized share capital of the Company consists of 800,000 shares of common stock with 800,000 shares outstanding and zero preferred stock authorized or issued/outstanding. No other shares or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Laws. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote ("Voting Company Debt"). Except as otherwise set forth herein, as of the date of this Agreement, there are no Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the shares or capital stock of the Company.

Page 3 of 13

SECTION 3.03. Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

SECTION 3.04. No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree ("Judgment") or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than change of owner name of the Company to be done by filing to show and effect the change in ownership from the Company to Dais. This will be done by the Company with the Hong Kong agent within two (2) days of the signing of this document by the Parties.

SECTION 3.05. Taxes.

(a) The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Dais. Dais is not bound by any agreement with respect to Taxes.

(c) For purposes of this Agreement:

"Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

"Tax Return" means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

Page 4 of 13

SECTION 3.06. Undisclosed Liabilities. Except as set forth in the Company Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Company or in the notes thereto. The Company Disclosure Schedule sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Company) due after the date hereof. As of the date hereof, all liabilities of the Company have been paid off and shall in no event remain liabilities of Dais, the Company or the Shareholders following the Closing.

SECTION 3.07. Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility ("Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or Dais Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.08. Compliance with Applicable Laws. The Company is in compliance with all applicable Laws, including those relating to currency and export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.09. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.10. Disclosure. The Company understands and confirms that Dais will rely on the foregoing representations and covenants in effecting transactions in securities of Dais. All disclosure provided to Dais regarding the Company, its business and the Transactions, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.11. Absence of Certain Changes or Events. Except in connection with the Transactions and as disclosed in the Company Disclosure Schedule, since its creation, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material Contract by which the Company or any of its assets is bound or subject;

Page 5 of 13

(f) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Company's ownership or use of such property or assets;

(g) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h) any issuance of equity securities to any officer, director or affiliate; or

(i) any arrangement or commitment by the Company to do any of the things described in this Section.

SECTION 3.12. Financial Statements. The Balance Sheet and Income Statement for Jixiun-Cast Ltd. ("Cast") provided to Dais are properly stated in accordance with U.S. Generally Accepted Accounting Standards or International Financial Reporting Standards consistently applied. The projections for Cast provided to Dais, to the best of the Shareholder's knowledge, reflect the current projected revenue and gross profit for Cast which Dais can reasonably expected to achieve in the absence of any conditions that would cause a Material Adverse Effect.

SECTION 3.13. Contracts. Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14. Foreign Corrupt Practices. Neither the Company, nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.15. The Company owns 62% of capital stock of Cast and there are no Contracts, arrangements or undertakings of any kind to which Cast is a party or by which Cast is bound that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the shares or capital stock of Cast, and that Cast is a recognized functioning entity by the Chinese authorities overseeing Enterprises with Foreign Investment in PRC.

ARTICLE IV
Representations and Warranties of Dais

Dais represents and warrants as follows to the Shareholders and the Company, that, except as set forth in the Disclosure Schedule delivered by Dais to the Company and the Shareholders (the "The Dais Disclosure Schedules"):

SECTION 4.01. Organization, Standing and Power. Dais is duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Dais is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Dais has delivered to the Company true and complete copies of the Articles of Incorporation of Dais, as amended to the date of this Agreement (as so amended, the "Dais Charter"), and the Bylaws of Dais, as amended to the date of this Agreement (as so amended, the "Dais Bylaws").

Page 6 of 13

SECTION 4.02. Capital Structure. The authorized capital stock of Dais consists of 240,000,000 shares of common stock, par value $0.01 per share, and10,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 119,411,459 shares of Dais Stock are outstanding and (ii) no shares of preferred stock are outstanding. No other shares or other voting securities of the Company are issued, reserved for issuance or outstanding other than as described in periodic and current reports filed by Dais with the U.S. Securities and Exchange Commission ("SEC Reports"). All outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Laws. Except as otherwise set forth herein or in SEC Reports, as of the date of this Agreement, there are no Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the shares or capital stock of the Company.

SECTION 4.03. Authority; Execution and Delivery; Enforceability. The execution and delivery by Dais of this Agreement and the consummation by Dais of the Transactions have been duly authorized and approved by the Board of Directors of Dais and no other corporate proceedings on the part of Dais are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of Dais, enforceable against Dais in accordance with the terms hereof.

SECTION 4.04. No Conflicts; Consents.

(a) The execution and delivery by Dais of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Dais under, any provision of (i) Dais Charter or Dais Bylaws, (ii) any material Contract to which Dais is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to Dais or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Dais in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Exchange Act, and (B) filings under state "blue sky" laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 4.05. Taxes.

(a) Dais has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Dais. Dais is not bound by any agreement with respect to Taxes.

Page 7 of 13

SECTION 4.06. Undisclosed Liabilities. Except as set forth in The Dais Disclosure Schedules or SEC Reports, Dais has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Dais or in the notes thereto. The Dais Disclosure Schedules sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of Dais) due after the date hereof. As of the date hereof, all liabilities of Dais have been paid off and shall in no event remain liabilities of Dais, the Company or the Shareholders following the Closing.

SECTION 4.07. Litigation. Except as disclosed in The Dais Disclosure Schedules or SEC Reports, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or Dais Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither Dais nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.08. Compliance with Applicable Laws. Dais is in compliance with all applicable Laws, including those relating to currency and export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.09. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 4.10. Disclosure. All disclosure provided to the Shareholder regarding Dais, its business and the transactions contemplated hereby, furnished by or on behalf of Dais (including Dais representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading

SECTION 4.11. Absence of Certain Changes or Events. Except as disclosed in SEC Reports or the Dais Disclosure Schedules, from the date of the most recent audited financial statements included in the SEC Reports, Dais has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of Dais from that reflected in the SEC Reports, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by Dais of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Dais, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material Contract by which Dais or any of its assets is bound or subject;

Page 8 of 13

(f) any mortgage, pledge, transfer of a security interest in, or lien, created by Dais, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair Dais ownership or use of such property or assets;

(g) any loans or guarantees made by Dais to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Dais stock option plans; or

(i) any arrangement or commitment by Dais to do any of the things described in this Section 4.11.

SECTION 4.12. Financial Statements. The financial statements for Dais filed with the SEC Reports are properly stated in accordance with U.S. Generally Accepted Accounting Standards consistently applied.

ARTICLE V
Deliveries

SECTION 5.01. Deliveries of the Shareholders. Shareholder has provided proof it has totally and irrevocably transferred the 62% ownership in the JX-Cast from Shareholders to the Company.

SECTION 5.02. Deliveries of the Company. Company agrees to provide proof it has transferred 100% of its ownership interests irrevocably and forever to Dais within no more than two days after signing of this agreement.

SECTION 5.03. Deliveries of Dais. Once Section 5.20 is complete within the allowed timeframe, Dais shall deliver to the Shareholders, certificates representing the new shares of Dais Stock issued to the Shareholders.

ARTICLE VI
Conditions to Closing

SECTION 6.01. Shareholders and Company Conditions Precedent. The obligations of the Shareholders and the Company to enter into and complete the Closing is subject, at the option of the Shareholders and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a) Representations and Covenants. The representations and warranties of Dais contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Dais shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Dais on or prior to the Closing Date. Dais shall have delivered to the Shareholders and the Company, a certificate, dated the Closing Date, to the foregoing effect.

(b) Deliveries. The deliveries specified in Section 5.03 shall have been made by Dais.

(c) Stock Purchase Agreement Modification. Dais shall have entered into the Stock Purchase Modification Agreement with Hong Kong SAGE Technology Investment Co., Limited and Hong Kong JHSE Technology Investment Co., Limited.

Page 9 of 13

(d) Satisfactory Completion of Due Diligence. The Company and the Shareholders shall have completed their legal, accounting and business due diligence of Dais and the results thereof shall be satisfactory to the Company and the Shareholders in their sole and absolute discretion.

SECTION 6.02. Dais Conditions Precedent. The obligations of Dais to enter into and complete the Closing are subject, at the option of Dais, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Dais in writing.

(a) Representations and Covenants. The representations and warranties of the Shareholders and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and the Company on or prior to the Closing Date. The Company shall have delivered to Dais, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b) Deliveries. The deliveries specified in Section 5.01 and Section 5.02 shall have been made by the Shareholders and the Company, respectively.

(c) Audit of Company Financial Statements. The Company shall have delivered to Dais unaudited financial statements for the Company's most recently completed interim period.

(d) Satisfactory Completion of Due Diligence. Dais shall have completed their legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to Dais in its sole and absolute discretion.

ARTICLE VII
Covenants

SECTION 7.01. Public Announcements. Dais and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 7.02. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 7.03. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.04. Exclusivity. Each of Dais and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of Dais and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 7.05. Access. The Company and the Shareholder shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to such Party.

Page 10 of 13

SECTION 7.06. Preservation of Business. From the date of this Agreement until the Closing Date, the Company and Dais shall operate only in the ordinary and usual course of business consistent with their respective past practices (provided, however, that Dais shall not issue any securities without the prior written consent of the Company), and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

ARTICLE VIII
Indemnification

SECTION 8.01. Indemnification. The Shareholders shall indemnify and hold harmless Dais (together the "Indemnified Parties"), and shall reimburse the Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages") arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties of the Shareholders or the Company in this Agreement or in any certificate delivered by the Shareholders or the Company to Dais pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any claim for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such party with the Shareholders or the Company in connection with any of the transactions contemplated by this Agreement, (c) taxes attributable to the Shareholders or the Company for any Transaction or event occurring on or prior to the Closing, or (d) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Shareholder or the Company or any of their subsidiaries prior to the Closing.

SECTION 8.02. Payment and Scope of Liability. The aggregate liability of the Shareholders to the Indemnified Parties under this Agreement shall be payable only through the cancellation of the Dais Shares by Dais required to reimburse the Indemnified Parties for Damages.

ARTICLE IX
Miscellaneous

SECTION 9.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing by express courier (e.g., DHL or Federal Express) or electronic mail and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Dais, to: Dais Analytic Corporation 11552 Prosperous Drive Odessa, FL 33556 USA Attn: Timothy Tangredi Email: tntangredi@daisanalytic.com	with a copy to: Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 USA Attn: Peter DiChiara, Esq. Email: pdichiara@srff.com

If to the Shareholders Open Control Systems 951 Old County Road, Suite 160 Belmont, CA 94002, USA Attention: Yuen Kong Email: lgikong@foxmail.com	If to the Company Open Control Systems 951 Old County Road, Suite 160 Belmont, CA 94002, USA Attention: Yuen Kong Email: lgikong@foxmail.com

Page 11 of 13

SECTION 9.02. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Dais and the Shareholders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 9.03. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholders, Dais and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.05. Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

SECTION 9.06. Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Dais Disclosure Schedules, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in New York and the parties hereby waive any and all rights to trial by jury.

SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Page 12 of 13

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

Dais Analytic Corporation

Timothy N Tangredi President and CEO

Shareholder	Company

Open Control Systems	Synpower Corporation. Ltd.

Yuen Kong General Partner	Li YanYan Corporate Secretary

[Signature Page to Share Exchange Agreement]